CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment
No. 22 to Registration Statement No. 33-4163 of CrestFunds, Inc. of our report dated January 13, 1997, included in the Registrant's Annual Report for the year ended November 30, 1996 and to the reference to us under headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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    Deloitte & Touche LLP
    New York, New York
    March 27, 1997